Exhibit 10.4

AMENDMENT TO EXECUTIVE TRANSITION AGREEMENT

Amendment, dated as of December 9, 2016 (this “Amendment”), to the Amended and Restated Executive Transition Agreement made as of February 15, 2011 (the “Executive Transition Agreement”), by and between G-III Apparel Group, Ltd. (the “Company”) and Jeffrey Goldfarb (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive desire to enter into this Amendment in order to modify certain provisions of the Executive Transition Agreement as further set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1.             Executive Transition Agreement Amendment. The Company and the Executive hereby acknowledge and agree that, as of the date hereof, the Executive Transition Agreement shall be amended as follows:

a.	Section 1.2(a) of the Executive Transition Agreement shall be amended by replacing (i) “1.5 times” with “2.0 times” and (ii) “18-month” with “24-month”.

b.	Section 1.2(b) of the Executive Transition Agreement shall be amended by replacing “18 months” with “24 months”.

c.	Clause (1) of Section 1.3(c) of the Executive Transition Agreement shall be amended to read as follows:

“(1) (i) a material reduction or diminution in the Executive’s title, position, authority, duties or responsibilities, or (ii) the assignment to the Executive of duties which are materially inconsistent with the Executive’s title and position or which materially impair the Executive’s ability to function in his title and position, or (iii) a change in the Executive’s line of reporting,”.

d.	A new clause (5) shall be added immediately prior to the end of the first sentence of Section 1.3(c) of the Executive Transition Agreement to read as follows:

“ or (5) the non-renewal or non-extension by the Company of the term of any employment agreement in effect between the Company and the Executive for reasons other than Cause or “cause” as defined in such employment agreement.”

2.             Agreement References. All references to the Executive Transition Agreement shall hereafter be deemed to be references to the Executive Transition Agreement as amended by this Amendment.

3.             No Other Modifications. Except as expressly amended herein, all of the terms and provisions of the Executive Transition Agreement shall remain unmodified and in full force and effect.

4.             Counterparts and Facsimile. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission (including in the form of a PDF file) shall be binding to the same extent as an original signature page.

IN WITNESS WHEREOF, each of the parties to this Amendment has executed and delivered this Amendment as of the date first written above.

G-III APPAREL GROUP, LTD

By:	/s/ Wayne S. Miller
Name: Wayne S. Miller
Title: Chief Operating Officer

/s/ Jeffrey Goldfarb
Jeffrey Goldfarb